UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date earliest event reported): December 27, 2021

CuriosityStream Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39139	84-1797523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Georgia Ave., Suite 700
Silver Spring, Maryland 20910
(Address of Principal Executive Offices, including zip code)

(301) 755-2050
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CuriosityStream Inc. (the “Company”) reviewed and approved updates to the compensation of Chief Operating Officer and General Counsel, Tia Cudahy, and Chief Financial Officer, Jason Eustace. Effective January 1, 2022, the base salary for each of Tia Cudahy and Jason Eustace will increase to $310,000 per year, and the annual incentive targets for each of Tia Cudahy and Jason Eustace will increase from 40% of base salary to 50% of base salary.

In addition, the Compensation Committee approved the grant of certain equity incentive awards on January 1, 2022 under the Company’s Omnibus Incentive Plan (the “Plan”) to Tia Cudahy and Jason Eustace (each, a “Grantee”). The Compensation Committee approved the grant of restricted stock units (“RSUs”) and stock options to the Grantees. The number of RSUs granted to Tia Cudahy is an amount equal to the product of $450,000 and 30%, divided by the Fair Market Value (as defined in the Plan) on the grant date, and the number of stock options granted to Tia Cudahy is an amount equal to the product of $450,000 and 70%, divided by the Black-Scholes valuation of a share of the Company’s common stock on the grant date. The number of RSUs granted to Jason Eustace is an amount equal to the product of $350,000 and 30%, divided by the Fair Market Value on the grant date, and the number of stock options granted to Jason Eustace is an amount equal to the product of $350,000 and 70%, divided by the Black-Scholes valuation of a share of the Company’s common stock on the grant date. The first $100,000 of stock options (measured by the Fair Market Value of the shares underlying the options) that are scheduled to vest in any calendar year with respect to each Grantee are treated as incentive stock options to the extent permitted under applicable law and, under the Plan, the remaining stock options are treated as non-qualified stock options. The exercise price of the stock options granted to the Grantees will be equal to the Fair Market Value on the grant date. All of the stock options and the RSUs will vest on the third anniversary of the grant date, subject to the Grantee’s continued employment on the third anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.

By:	/s/ Tia Cudahy
	Name:	Tia Cudahy
	Title:	Chief Operating Officer and General Counsel

Date: January 3, 2022

2